Exhibit 25.1

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM T-1

STATEMENT OF ELIGIBILITY

UNDER THE TRUST INDENTURE ACT OF 1939

OF A CORPORATION DESIGNATED TO ACT AS TRUSTEE

Check if an Application to Determine Eligibility of

a Trustee Pursuant to Section 305(b)(2)

UMB BANK, NATIONAL ASSOCIATION

(Exact name of Trustee as specified in its charter)

44-0201230

I.R.S. Employer Identification No.

1010 Grand Blvd. Kansas City, Missouri	64106
(Address of principal executive offices)	(Zip Code)

Timothy M Cook

UMB BANK, NATIONAL ASSOCIATION

201 North Robinson, 2nd Floor

Oklahoma City, OK 73102

(405) 239-5932

(Name, address and telephone number of agent for service)

DEVON ENERGY CORPORATION

Issuer with respect to the Securities

Delaware	73-1567067
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

333 W. Sheridan Ave Oklahoma City, Oklahoma	73102-5015
(Address of Principal Executive Offices)	(Zip Code)

Senior Debt Securities

(Title of the Indenture Securities)

5.85% Senior Note Due 2025

5.60% Senior Note Due 2041

4.75% Senior Note Due 2042

5.00% Senior Note Due 2045

FORM T-1

Item 1. GENERAL INFORMATION. Furnish the following information as to the Trustee.

a)	Name and address of each examining or supervising authority to which it is subject.

The Comptroller of the Currency

Mid-Western District

2345 Grand Avenue, Suite 700

Kansas City, Missouri 64108

Federal Reserve Bank of Kansas City

Federal Reserve P.O. Station

Kansas City, Missouri 64198

Supervising Examiner

Federal Deposit Insurance Corporation

720 Olive Street, Suite 2909

St. Louis, Missouri 63101

b)	Whether it is authorized to exercise corporate trust powers.

Yes

Item 2. AFFILIATIONS WITH OBLIGOR. If the obligor is an affiliate of the Trustee, describe each such affiliation.

None

Items 3-15 Items 3-15 are not applicable because, to the best of the Trustee’s knowledge, the obligor is not in default under any Indenture for which the Trustee acts as Trustee.

Item 16. LIST OF EXHIBITS: List below all exhibits filed as a part of this statement of eligibility and qualification.

1.	A copy of the Articles of Association of the Trustee (Exhibit 1 to Form T-1 filed with Registration Statement No. 333-74008).

2.	Certificate of Authority from the Comptroller of the Currency evidencing a change of the corporate title of the Association (Exhibit 2 to Form T-1 filed with Registration Statement No. 333-74008).

3.

Certificate from the Comptroller of the Currency evidencing authority to exercise corporate trust powers and a letter evidencing a change of the corporate title of the Association (Exhibit 3 to Form T-1 filed with Registration Statement No. 33374008).

4.	Bylaws, as amended of the Trustee (Exhibit 4 to Form T-1 filed with Registration Statement No. 333-74008).

5.	A copy of each Indenture referred to in Item 4. Not applicable.

5.	The consent of the Trustee required by Section 321(b) of the Act (Exhibit 6 to Registration Statement No. 333-74008).

6.	Report of Condition of the Trustee as of December 31, 2019 published pursuant to law or the requirements of its supervising or examining authority, attached as Exhibit 7.

SIGNATURE

Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the Trustee, UMB BANK, NATIONAL ASSOCIATION, a national banking association organized and existing under the laws of the United States of America, has duly caused this statement of eligibility and qualification to be signed on its behalf by the undersigned, thereunto duly authorized, all in the city of Oklahoma City, State of Oklahoma on the 5th of March, 2020.

By:	/s/ Timothy M Cook
Timothy M Cook
Senior Vice President

Exhibit 7

Consolidated Report of Condition for Insured Banks

and Savings Associations for December 31, 2019

All schedules are to be reported in thousands of dollars. Unless otherwise indicated, report the amount outstanding as of the last business day of the quarter.

Schedule RC—Balance Sheet

Dollar Amounts in Thousands			RCON	Amount
Assets
1. Cash and balances due from depository institutions (from Schedule RC-A):
a. Noninterest-bearing balances and currency and coin (1)			0081	472,215	1.a.
b. Interest-bearing balances (2)			0071	1,253,727	1.b.
2. Securities:
a. Held-to-maturity securities (from Schedule RC-B, column A) (3)			JJ34	1,116,102	2.a.
b. Available-for-sale securities (from Schedule RC-B, column D)			1773	7,447,278	2.b.
c. Equity securities with readily determinable fair values not held for trading (4)			JA22	170	2.c.
3. Federal funds sold and securities purchased under agreements to resell:
a. Federal funds sold			B987	3,000	3.a.
b. Securities purchased under agreements to resell (5,6)			B989	1,575,345	3.b.
4. Loans and lease financing receivables (from Schedule RC-C):
a. Loans and leases held for sale			5369	7,803	4.a.
b. Loans and leases held for investment	B528	13,431,681			4.b.
c. LESS: Allowance for loan and lease losses (7)	3123	101,788			4.c.
d. Loans and leases held for investment, net of allowance (item 4.b minus 4.c)			B529	13,329,893	4.d.
5. Trading assets (from Schedule RC-D)			3545	33,877	5.
6. Premises and fixed assets (including capitalized leases)			2145	229,585	6.
7. Other real estate owned (from Schedule RC-M)			2150	2,935	7.
8. Investments in unconsolidated subsidiaries and associated companies			2130	0	8.
9. Direct and indirect investments in real estate ventures			3656	0	9.
10. Intangible assets (from Schedule RC-M)			2143	131,031	10.
11. Other assets (from Schedule RC-F) (6)			2160	754,674	11.
12. Total assets (sum of items 1 through 11)			2170	26,357,635	12.
Liabilities
13. Deposits:
a. In domestic offices (sum of totals of columns A and C from Schedule RC-E)			2200	21,761,772	13.a.
(1) Noninterest-bearing (8)	6631	7,110,108			13.a.1.
(2) Interest-bearing	6636	14,651,664			13.a.2.
b. Not applicable
14. Federal funds purchased and securities sold under agreements to repurchase:
a. Federal funds purchased (9)			B993	31,873	14.a.
b. Securities sold under agreements to repurchase (10)			B995	1,865,158	14.b.
15. Trading liabilities (from Schedule RC-D)			3548	0	15.
16. Other borrowed money (includes mortgage indebtedness) (from Schedule RC-M)			3190	27,119	16.
17. and 18. Not applicable
19. Subordinated notes and debentures (11)			3200	0	19.

1	Includes cash items in process of collection and unposted debits.
2	Includes time certificates of deposit not held for trading.
3

Institutions that have adopted ASU 2016-13 should report in item 2.a amounts net of any applicable allowance for credit losses, and item 2.a should equal Schedule RC-B, item 8, column A, less Schedule RI-B, Part II, item 7, column B.

4

Item 2.c is to be completed only by institutions that have adopted ASU 2016-01, which includes provisions governing the accounting for investments in equity securities. See the instructions for further detail on ASU 2016-01.

5	Includes all securities resale agreements, regardless of maturity.
6	Institutions that have adopted ASU 2016-13 should report in items 3.b and 11 amounts net of any applicable allowance for credit losses.
7	Institutions that have adopted ASU 2016-13 should report in item 4.c the allowance for credit losses on loans and leases.
8	Includes noninterest-bearing, demand, time, and savings deposits.
9	Report overnight Federal Home Loan Bank advances in Schedule RC, item 16, “Other borrowed money.”
10	Includes all securities repurchase agreements, regardless of maturity.
11	Includes limited-life preferred stock and related surplus.

Schedule RC—Continued

Dollar Amounts in Thousands	RCON	Amount
Liabilities—Continued
20. Other liabilities (from Schedule RC-G)	2930	332,994	20.
21. Total liabilities (sum of items 13 through 20)	2948	24,018,916	21.
22. Not applicable

Equity Capital
Bank Equity Capital
23. Perpetual preferred stock and related surplus	3838	0	23.
24. Common stock	3230	21,250	24.
25. Surplus (exclude all surplus related to preferred stock)	3839	750,818	25.
26. a. Retained earnings	3632	1,479,262	26.a.
b. Accumulated other comprehensive income (1)	B530	87,389	26.b.
c. Other equity capital components (2)	A130	0	26.c.
27. a. Total bank equity capital (sum of items 23 through 26.c)	3210	2,338,719	27.a.
b. Noncontrolling (minority) interests in consolidated subsidiaries	3000	0	27.b.
28. Total equity capital (sum of items 27.a and 27.b)	G105	2,338,719	28.
29. Total liabilities and equity capital (sum of items 21 and 28)	3300	26,357,635	29.

Memoranda

To be reported with the March Report of Condition.

	RCON	Number
1. Indicate in the box at the right the number of the statement below that best describes the most comprehensive level of auditing work performed for the bank by independent external auditors as of any date during 2018	6724	NR	M.1.

1a =	An integrated audit of the reporting institution’s financial statements and its internal control over financial reporting conducted in accordance with the standards of the American Institute of Certified Public Accountants (AICPA) or the Public Company Accounting Oversight Board (PCAOB) by an independent public accountant that submits a report on the institution

1b =	An audit of the reporting institution’s financial statements only conducted in accordance with the auditing standards of the AICPA or the PCAOB by an independent public accountant that submits a report on the institution

2a =	An integrated audit of the reporting institution’s parent holding company’s consolidated financial statements and its internal control over financial reporting conducted in accordance with the standards of the AICPA or the PCAOB by an independent public accountant that submits a report on the consolidated holding company (but not on the institution separately)

2b =	An audit of the reporting institution’s parent holding company’s consolidated financial statements only conducted in accordance with the auditing standards of the AICPA or the PCAOB by an independent public accountant that submits a report on the consolidated holding company (but not on the institution separately)

3 =	This number is not to be used

4 =	Directors’ examination of the bank conducted in accordance with generally accepted auditing standards by a certified public accounting firm (may be required by state-chartering authority)

5 =	Directors’ examination of the bank performed by other external auditors (may be required by state-chartering authority)

6 =	Review of the bank’s financial statements by external auditors

7 =	Compilation of the bank’s financial statements by external auditors

8 =	Other audit procedures (excluding tax preparation work)

9 =	No external audit work

	RCON	Date
To be reported with the March Report of Condition.
2. Bank’s fiscal year-end date (report the date in MMDD format)	8678	NR	M.2.

1

Includes, but is not limited to, net unrealized holding gains (losses) on available-for-sale securities, accumulated net gains (losses) on cash flow hedges, and accumulated defined benefit pension and other postretirement plan adjustments.

2	Includes treasury stock and unearned Employee Stock Ownership Plan shares.